 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

Amendment #1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Village Street Publications, Inc.
(Name of small business issuer in its charter)

Nevada	2731	26-1302801
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3755 Avocado Boulevard #510
La Mesa, California 91941
(619) 334-8421
(Address and telephone number of principal executive offices)

3755 Avocado Boulevard $510
La Mesa, California 91941
(619) 334-8421
(Address of principal place of business or intended principal place of business)

Megan Foley 6955 N. Durango Drive, Suite 1115-381
Las Vegas, Nevada 89149
(702) 944-8887
(Name, address and telephone number of agent for service)

Copies to:
Megan Foley 6955 N. Durango Drive, Suite 1115-381
Las Vegas, Nevada 89149

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [   ]____________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ]_________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ]_________________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [   ]

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. [  ]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	$1,000,000.00	$0.25	$1,000,000.00	$39.30

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus.  Any representation to the contrary is a criminal offense.

Prospectus

Village Street Publications, Inc.

4,000,000 Shares of Common Stock

$0.25 per share

Village Street Publications, Inc. ("VSP" or the "Company") is offering on a best-efforts basis a minimum of 400,000 and a maximum of 4,000,000 shares of its common stock at a price of $0.25 per share.  The shares are intended to be sold directly through the efforts of the officers and directors of VSP.  The intended methods of communication include, without limitation, telephone and personal contact.  For more information, see the section titled "Plan of Distribution" herein.

The proceeds from the sale of the shares in this offering will be payable to Randall Henderson, Esq. Trust Account fbo Village Street Publications, Inc.  All subscription funds will be held in the Trust Account pending the achievement of the minimum offering and no funds shall be released to Village Street Publications, Inc. until such a time as the minimum proceeds are raised.  If the minimum offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  See the section title "Plan of Distribution” herein.

The offering shall terminate on the earlier of (i) the date when the sale of all 4,000,000 shares is completed or (ii) 180 days from the effective date of this prospectus.  VSP may extend the offering period beyond 180 days from the effective date of this prospectus if the company, in its sole discretion, deems it appropriate to do so.

Prior to this offering, there has been no public market for Village Street Publications, Inc.'s common stock.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.25	$0.00	$0.25
Minimum	400,000	$100,000	$0.00	$100,000
Maximum	4,000,000	$1,000,000	$0.00	$1,000,000

This investment involves a high degree of risk.  You should purchase shares only if you can afford a complete loss of your investment.  See the section titled "Risk Factors" herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  VSP may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Village Street Publications, Inc. does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is January 15, 2008

TABLE OF CONTENTS

PAGE

PART I: INFORMATION REQUIRED IN PROSPECTUS        4

SUMMARY INFORMATION AND RISK FACTORS       4

USE OF PROCEEDS           8

DETERMINATION OF OFFERING PRICE        8

DILUTION            8

PLAN OF DISTRIBUTION          9

LEGAL PROCEEDINGS          10

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS   10

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT  11

DESCRIPTION OF SECURITIES         11

INTEREST OF NAMED EXPERTS AND COUNSEL       12

  DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES      12

ORGANIZATION WITHIN LAST FIVE YEARS       13

DESCRIPTION OF BUSINESS          13

MANAGEMENT'S DISCUSSION AND PLAN OF OPERATION     14

DESCRIPTION OF PROPERTY         16

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS     16

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS   16

EXECUTIVE COMPENSATION         17

FINANCIAL STATEMENTS          18

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS      44

INDEMNIFICATION OF DIRECTORS AND OFFICERS      44

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION      44

RECENT SALES OF UNREGISTERED SECURITIES       44

EXHIBITS             45

UNDERTAKINGS            46

SIGNATURES             47

PART I: INFORMATION REQUIRED IN PROSPECTUS

SUMMARY INFORMATION AND RISK FACTORS

THE COMPANY

VILLAGE STREET PUBLICATIONS, INC (hereinafter referred to as “VSP”, “Village Street Publications”, or the “Company”) a Nevada corporation and developmental stage company, has the business objective of producing and distributing financial and medical information books and pamphlets developed through a combination of hired personnel and subcontracted professionals and will be marketed through an amalgamation of direct marketing techniques and internet presence.

We are a development stage company that has commenced our planned principal strategic operations and have no significant assets. Our business plan was designed to create a viable business. We have filed this registration statement in an effort to become a fully reporting company with the Securities and Exchange Commission in order to enhance our ability to raise additional working capital. Our operations to date have been devoted primarily to startup and development activities, which include the following:

1. Formation of the Company;

2. Development of the VSP business plan;

3. Initial capitalization of the Company; and

4. Market our business services to potential clients.

Village Street Publications, Inc. is attempting to become fully operational.  In order to generate revenues, VSP must address the following areas:

1. Start Production of Primary Products: The Company must start approaching personnel or subcontracted professionals to provide financial information and medical book titles, periodicals, pamphlets and magazines.  VSP intends to market these publications through direct marketing techniques and an extensive internet presence.

2.  Develop and Implement a Marketing Plan:  In order to promote our company and establish our public presence, we believe we will be required to develop and implement a comprehensive marketing plan to sell our publications.  VSP intends to market these publications through direct marketing techniques and an extensive internet presence. Without any marketing campaign, we may be unable to generate interest in, or generate awareness of, our company.

3.  Create Customer Loyalty:  The financial rewards of customer loyalty are they corporate, regional or local businesses run deep and increase the financial stability of any business.  VSP intends to service its customers with the industries best customer relations management team.

We are a small, start-up company that has not generated any significant revenues and lacks a stable customer base.

Since our inception on March 6, 2007 to September 30, 2007, we did not generate any significant revenues and have incurred a cumulative net loss of $10,000. We believe that the funds to be received from the sale of our common equity will be sufficient to finance our efforts to become fully operational and carry us through the next twelve (12) months. The capital raised has been budgeted to establish our infrastructure and to become a fully reporting company. We believe that the recurring revenues from sales of services will be sufficient to support ongoing operations. Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from sales of services will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern. See the independent auditors' report to the financial statements which is included in this registration statement.

Village Street Publications, Inc. currently has one officer and director, who will allocate time and personal resources to VSP on a part-time basis. As of the date of this prospectus, VSP has 10,000,000 shares of $0.001 par value common stock issued and outstanding.

Village Street Publications, Inc.’s operations and corporate offices are located at 3755 Avocado Blvd., Suite 510, La Mesa, California 91941 with a telephone number of (619) 334-8421.

Village Street Publications, Inc.’s fiscal year end is September 30.

THE OFFERING

Village Street Publications, Inc. is offering on a self-underwritten basis a minimum of 400,000 and a maximum of 4,000,000 shares of its common stock at a price of $0.25 per share.  The proceeds from the sale of the shares in this offering will be payable to "Randall Henderson, Esq. Trust Account fbo Village Street Publications, Inc." and will be deposited in a minimal interest or non-interest bearing bank account until the minimum offering proceeds are raised.  No interest shall be paid to any subscriber.  All subscription agreements and checks are irrevocable and should be delivered to Randall Henderson, Esq.  Failure to do so will result in checks being returned to the investor who submitted the check.  Randall Henderson, Esq., acts as special legal counsel for Village Street Publications, Inc. for the purposes of this offering only and is therefore not an independent third party.

All subscription funds will be held in trust pending the achievement of the minimum offering and no funds shall be released to Village Street Publications, Inc. until such a time as the minimum proceeds are raised (see the section titled "Plan of Distribution" herein). Any additional proceeds received after the minimum offering is achieved will be immediately released to VSP. The offering shall terminate on the earlier of (i) the date when the sale of all 4,000,000 shares is completed or (ii) 180 days from the date of this prospectus.  If the minimum offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees, unless this offering is extended by VSP for an additional 180 days under the same terms and conditions herein.  VSP will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to VSP assets, book value, historical earnings or net worth.

Village Street Publications, Inc. will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, office equipment and furniture, office supplies, rent and utilities, salaries, sales and marketing, inventory and general working capital.

Village Street Publications, Inc. has not presently secured a transfer agent but has identified the one that will be retained prior to the filing of a 15c2-11 in order to facilitate the processing of stock certificates.

The purchase of the common stock in this offering involves a high degree of risk.  The common stock offered in this prospectus is for investment purposes only and currently no market for VSP common stock exists.  Please refer to the sections herein titled "Risk Factors" and "Dilution" before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from VSP financial statements.  The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Statements of operations data

Inception March 6, 2007 Thru September 30, 2007

Revenue	$0

Expenses	(10,000)

Loss from Operations	$(10,000)

Basic Loss Per Share	$(0.00)

Balance sheets data

September 30,
Assets	2007

Current Assets
Cash and cash equivalents	$0
Total current assets	0

TOTAL ASSETS	$0

Liabilities and Stockholders' Equity (Deficit)

Current Liabilities
Accounts payable	$0
Total current liabilities	0

Stockholders' Equity (Deficit)
Common stock: $0.001 par value; 75,000,000 shares authorized: 10,000,000 shares issued and outstanding	10,000
Accumulated deficit	(10,000)
Total stockholders' equity (deficit)	0

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$0

RISK FACTORS

Investment in the securities offered hereby involves a high degree of risk and is suitable only for investors of substantial financial means who have no need for initial liquidity in their investments.  Prospective investors should carefully consider the following risk factors:

Minimum and Maximum Proceeds and Possible Necessity for Additional Financing

VSP believes the proceeds from this offering, assuming a maximum of 4,000,000 shares of Common Stock are sold, will be sufficient to attain VSP's financing goals for the next twelve months.  However, VSP can give no assurance that all or even a significant portion of the shares offered herein will be sold.  If only the minimum of 400,000 shares of Common Stock are sold, the proceeds will be released to VSP, even though the minimum proceeds will most likely not be adequate to fully implement VSP's business plan successfully.  Without realizing all or a significant portion of the maximum offering proceeds, VSP may not be able to implement its business plan and may have to seek alternative sources of funding.  VSP can also give no assurance that, even if the maximum shares of this offering are sold, no additional capital will be needed eventually.  Further, no assurance can be given as to how much additional working capital will be required, if any, or that additional financing can be obtained, or if obtainable, that the terms will be satisfactory to VSP, or that such financing would not result in a substantial dilution of shareholder's interest.

Participation is Subject to Risks of Investing in Micro Capitalization Companies

VSP believes that certain micro capitalization companies have significant potential for growth, although such companies generally have limited product lines, markets, market shares and financial resources.  The securities of such companies, if traded in the public market, may trade less frequently and in more limited volume than those of more established companies.  Additionally, in recent years, the stock market has experienced a high degree of price and volume volatility for the securities of micro capitalization companies.  In particular, micro capitalization companies that trade in the over-the-counter markets have experienced wide price fluctuations not necessarily related to the operating performance of such companies.

Investors Cannot Withdraw Funds Once Invested and Will Not Receive a Refund Unless VSP Fails to Sell the Minimum Offering Amount of 400,000 Shares of Common Stock after the Full Offering Period of 180 Days from the Date of This Memorandum, or Any Extension thereof

Investors do not have the right to withdraw invested funds.  Subscription payments will only be released from the escrow Account to VSP if the minimum number of 400,000 shares is sold or for the purpose of refunding subscription payments to the subscribers if the minimum number of shares is not sold after the full offering period of 180 days from the date of this Memorandum (or 360 days if so extended by the Company).  Therefore, once an investment is made, investors will not have the use or right to return of such funds during the escrow period, which may last as long as 180 days from the date of this Memorandum (or 360 days if so extended by the Company).

Competition

The marketplace in which the Company competes is intensely competitive and subject to rapid change.  VSP’s competitors include well established enterprises similar to the Company.  Some of these competitors are based globally. The Company anticipates that it will face additional competition from new entrants that may offer significant performance, price, creative or other advantages over those offered by the Company.  Many of these competitors have greater name recognition and resources than the Company.

Additionally, potential competitors with established market shares and greater financial resources may introduce competing products.  Thus, there can be no assurance that VSP will be able to compete successfully in the future or that competition will not have a material adverse affect on VSP’s results of operations.

Reliance upon Key Personnel and Necessity of Additional Personnel

VSP is largely dependent upon the personal efforts and abilities of existing management.  The success of VSP will also be largely dependent upon the ability of VSP to continue to attract quality management and employees to help operate VSP as its operations may grow.

Control by Existing Management

Currently, officers and directors of VSP as a group directly own or control approximately 7,000,000 restricted shares of Common Stock in VSP which is approximately 70.00% of the 10,000,000 shares of Common Stock issued pre-offering or approximately 50.00% of 14,000,000 shares of common stock issued post-offering assuming the sale of all 4,000,000 shares pursuant to this offering.

As a result, officers, directors and advisors of VSP as a group could exercise substantial control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.  This concentration of ownership limits the power to exercise control by the minority shareholders who will have purchased their stock in this offering.

Proceeds Applied to General Corporate Purposes – Management Discretion

Although a portion of the net proceeds of this offering is for specific uses, the balance will be available for working capital and general corporate purposes.  Therefore, the application of the net proceeds of this offering is substantially within the discretion of the management.  Investors will be relying on VSP's management and business judgment based solely on limited information.  No assurance can be given that the application of the net proceeds of this offering will result in VSP achieving its financial and strategic objectives.

Transferability Restrictions

The shares offered in this Memorandum shall be restricted stock for a period of time established by applicable rules and regulations.

Arbitrary Offering Price

The offering price of $0.25 per share of common stock was arbitrarily determined by VSP and is unrelated to specific investment criteria, such as the assets or past results of VSP’s operations.  In determining the offering price, VSP considered such factors as the prospects, if any, of similar companies, the previous experience of management, VSP's anticipated results of operations, and the likelihood of acceptance of this offering.  Please review any financial or other information contained in this offering with qualified persons to determine its suitability as an investment before purchasing any shares in this offering.

Compliance with Federal and State Securities Laws

This offering has not been registered under the Securities Act in reliance upon an exemption provided therein.  Further, the securities will be sold pursuant to exemptions from registration in the various states in which they are being offered.  There can be no assurance that the offering presently qualifies or will continue to qualify under such exemptions due to, among other things, the adequacy or accuracy of disclosure concerning VSP and its business made in connection with the applicable securities laws or regulations.  However, VSP does not believe this offering presently is or will be in violation of any such laws or regulations.  If and to the extent suits for rescission are brought and successfully concluded for failure to register the securities, assets of VSP could be adversely affected, thus jeopardizing the ability of VSP to operate successfully.  Further, the expenditure of VSP's capital in defending any administrative or legal action by investors or by federal or state authorities, even where VSP is ultimately successful, could have a material adverse effect on VSP's business outlook.

Dilution

The present owner of each of the Company’s issued and outstanding securities acquired such securities at a cost substantially less than that which the investors in this offering will pay.  Upon the sale of the shares offered hereby, the investors in this offering will experience an immediate and substantial “Dilution”.  Therefore, the investors in this offering will bear a substantial portion of the risk of loss.  Additionally, sales of securities of the Company in the future could result in further “Dilution”.

"Dilution" represents the difference between the offering price of the common stock of the Company and the net book value per share of common stock immediately after completion of the offering.  "Net Book Value" is the amount that results from subtracting total liabilities of the Company from total assets.  In this offering, the level of dilution is relatively substantial as a result of the low book value of the Company's issued and outstanding stock.  The net book value of the Company on September 30, 2007 was $(0.00) or $(0.00000) per share.  Assuming all shares offered herein are sold, and given effect to the receipt of the maximum estimated proceeds of this offering from shareholders, the net book value of the Company will be $986,000.00 or $0.07043 per share.  Therefore, the purchasers of the Common Stock in this offering will suffer an immediate and substantial dilution of approximately $0.17957 per share while the present stockholders of the Company will receive an immediate and substantial increase of $0.07043 per share in the net tangible book value of the shares they hold.  This will result in a 71.83% dilution for purchasers of stock in this offering (assuming the maximum offering 4,000,000 shares is obtained).  If the minimum amount of 400,000 shares of common stock is sold in this offering, there will be a 96.69% dilution for purchasers.

VSP Does Not Plan to Pay Dividends in the Foreseeable Future, and, as a Result, Stockholders Will Need to Sell Shares to Realize a Return on Their Investment

VSP has not declared or paid any cash dividends on its capital stock since inception.  VSP intends to retain any future earnings to finance the operation and expansion of its business and does not anticipate paying any cash dividends in the foreseeable future.  As a result, stockholders will need to sell shares of common stock in order to realize a return on their investment, if any.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements about VSP’s business, financial condition and prospects that reflect VSP management's assumptions and beliefs based on information currently available.  VSP can give no assurance that the expectations indicated by such forward-looking statements will be realized.  If any of VSP’s assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within VSP’s control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed merchandise that VSP expects to market, VSP’s ability to establish a sufficient customer base, managements' ability to raise capital in the future (if required), the retention of key employees, changes in the regulation of the industry in which VSP functions, and changes under the laws, rules and regulations of governmental entities.

There may be other risks and circumstances that management may be unable to predict.

When used in this prospectus, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

USE OF PROCEEDS

The costs identified herein are estimated to be approximately $14,000.  Therefore, the estimated net proceeds to the Company will be approximately $95,000 for the maximum offering after deduction of accounting, legal, filing, and escrow fees of this private offering.

The allocations set forth in the table below are the estimates of management as to how the net proceeds of this offering will generally be allocated.  There is no assurance that the estimates set forth below will correspond with the actual expenditures of VSP during the next twelve months or thereafter, or that the results of this offering and the allocations set forth below will be sufficient to maintain VSP's operations following this offering.

If Minimum Sold		If Maximum Sold
$	%	$	%

OFFERING PROCEEDS	100,000	100.00%	1,000,000	100.00%

Total Proceeds	100,000	100.00%	1,000,000	100.00%

OFFERING EXPENSES
Accounting Fees	5,000	5.00%	5,000	0.50%
Legal Fees	3,000	3.00%	3,000	0.30%
Escrow Fees	5,000	5.00%	5,000	0.50%
Filing Fees	1,000	1.00%	1,000	0.10%

Total Offering Expenses	14,000	14.00%	14,000	1.40%

NET PROCEEDS FROM OFFERING	86,000	86.00%	986,000	98.60%

USE OF NET PROCEEDS
Employee Salaries	20,000	0.00%	100,000	10.00%
Printing	5000	0.00%	5000	0.50%

Office Rent	0	0.00%	25,000	2.50%
Marketing and Travel	0	0.00%	25,000	2.50%
Project Development [1]	51,000	0.00%	661,000	66.10%
General Working Capital	15,000	15.00%	170,000	17.00%

TOTAL USE OF NET PROCEEDS	86,000	86.00%	986,000	98.60%

TOTAL USE OF PROCEEDS	100,000	100.00%	100,000	100.00%

In the case that the offering does not reach the maximum and the total proceeds are less than those indicated in the table, VSP will have the discretion to apply the available net proceeds to various indicated uses within the dollar limits established in the table above.

Notes to Use of Funds:

1 Project development will include projects such as the purchase of foreign medical books, small magazines, translation of foreign medical journals.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to VSP assets, book value, historical earnings or net worth.  In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

.

DILUTION

"Dilution" represents the difference between the offering price of the common stock of the Company and the net book value per share of common stock immediately after completion of the offering.  "Net Book Value" is the amount that results from subtracting total liabilities of the Company from total assets.  In this offering, the level of dilution is relatively substantial as a result of the low book value of the Company's issued and outstanding stock.  The net book value of the Company on September 30, 2007 was $(0.00) or $(0.00000) per share.  Assuming all shares offered herein are sold, and given effect to the receipt of the maximum estimated proceeds of this offering from shareholders, the net book value of the Company will be $986,000.00 or $0.07043 per share.  Therefore, the purchasers of the Common Stock in this offering will suffer an immediate and substantial dilution of approximately $0.17957 per share while the present stockholders of the Company will receive an immediate and substantial increase of $0.07043 per share in the net tangible book value of the shares they hold.  This will result in a 71.83% dilution for purchasers of stock in this offering (assuming the maximum offering 4,000,000 shares is obtained).  If the minimum amount of 400,000 shares of common stock is sold in this offering, there will be a 96.69% dilution for purchasers.

The following table illustrates the dilution to the purchaser of the common stock in this offering:

	MINIMUM OFFERING [2]	MAXIMUM OFFERING [3]
Offering Price Per Share	$0.25	$0.25
Net Tangible Book Value Per Share (before offering) [1]	$(0.00000)	$(0.00000)
Increase Attributable to the Sale	$0.008272	$0.07043
Net Tangible Book Value Per Share (after offering)	$0.00827	$0.07043
Per Share Dilution to New Investors	$0.24173	$0.17957
Percentage Dilution per Share to New Investors	99.29%	93.99%

Footnotes:

(1)     Based upon 10,000,000 shares of common stock issued pre-offering.

(2)     Assuming the sale of only 400,000 shares pursuant to this offering and after subtracting expenses of this offering.

(3)     Assuming the sale of all 4,000,000 shares pursuant to this offering and after subtracting expenses of this offering.

PLAN OF DISTRIBUTION

This offering will be conducted on a best-efforts basis utilizing the efforts of the officers and directors of the Company.  Potential investors include, but are not limited to, family, friends and acquaintances.  The intended methods of communication include, without limitation, telephone and personal contact.  In their endeavors to sell this offering, they do not intend to use any mass advertising methods such as the internet or print media.

Funds received in connection with sales of VSP securities pursuant to this prospectus will be transmitted immediately into a trust account until the minimum sales threshold is reached.  There can be no assurance that all, or any, of the shares will be sold.

No officer or director of VSP will receive commissions for any sales they originate on VSP’s behalf.  VSP believes that our officers and directors are exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934.  In particular, they:

1. Are not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act; and

2. Are not to be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Are not an associated person of a broker or dealer; and

4.  Each meets the conditions of the following:

a. Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b. Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c. Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

VSP officers and directors may not purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold.  As of the date of this prospectus, VSP has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent.  However, if VSP were to enter into such arrangements, VSP will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which VSP has complied.  The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available.  As of the date of this Prospectus, VSP has not identified the specific states where the offering will be sold.  VSP will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

The proceeds from the sale of the shares in this offering will be payable to Randall Henderson, Esq. Trust Account fbo Village Street Publications, Inc. ("Trust Account") and will be deposited in a minimal interest or non-interest bearing bank account until the minimum offering proceeds are raised.  No interest will be paid to any subscriber.  All subscription agreements and checks are irrevocable and should be delivered to Randall Henderson, Esq.  Failure to do so will result in checks being returned to the investor, who submitted the check.  All subscription funds will be held in the Trust Account pending achievement of the minimum offering and no funds shall be released to Village Street Publications, Inc. until such a time as the minimum proceeds are raised.  Following the achievement of the minimum proceeds, the trust agent will continue to receive funds and perform additional disbursements until either the maximum offering is achieved or the allotted time period of this offering expires in accordance with the terms of this prospectus, whichever event first occurs.  If the minimum offering is not achieved within 180 days of the date of this prospectus and not extended by the company, all subscription funds will be returned to investors promptly without interest or deduction of fees.  The fee of the trust agent is $5,000.00.  (See Exhibit 99(a)).

Investors can purchase common stock in this offering by completing a Subscription Agreement [attached hereto as Exhibit 99(b)] and sending it together with payment in full to Randall Henderson, Esq., 417 W. Foothill Blvd., PMB B-175, Glendora, CA 91741. All payments must be made in United States currency either by personal check, bank draft, or cashiers check.  The minimum subscription requirement is noted on the first page hereto.   All subscription agreements and checks are irrevocable.  VSP reserves the right to either accept or reject any subscription.  Any subscription rejected will be returned to the subscriber within 5 business days of the rejection date.  Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber.  Once VSP accept a subscription, the subscriber cannot withdraw it.

LEGAL PROCEEDINGS

To the best of VSP’s knowledge, no officer or director has been convicted in a criminal proceeding.

To the best of VSP’s knowledge, no officer or director has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

To the best of VSP’s knowledge, no officer or director has been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against Village Street Publications, Inc.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors are elected by the stockholders to a term of one year and serve until a successor is elected and qualified.  Officers are appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office.  The Board of Directors has no nominating, auditing or compensation committees.

The following table sets forth certain information regarding VSP executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service(1)

Andrew Austin (2)	46	President, , Secretary, Treasurer and Director	Inception – Current

Notes:

1  Directors will hold office until the next annual meeting of the stockholders, which shall be held pursuant to statute, and until successors have been elected and qualified.  At the present time, officers were appointed by the directors and will hold office until resignation or removal from office.

2  The present officers and directors have obligations to entities other than Village Street Publications, Inc..  VSP expects them to spend approximately 10-20 hours per week on VSP business affairs.  At the date of this prospectus, Village Street Publications, Inc. is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Andrew Austin – Officer and Director – Mr. Austin has been in the financial industry since 1987. He was a registered representative from 1987 to 1999 and held his series 7 and 63 licenses. He has participated in many start ups and has specialized in working with small cap companies. Mr. Austin currently operates A.S. Austin Company, Inc. specializing in media sales and consulting.

Additionally, Mr. Austin has acted the president of a public company that worked in the ISP industry and financial media. (37point9)  Mr. Austin currently has relationships with Global Media Fund and Media 4 equity, Through Mr. Austin’s Company A. S. Austin Company, Mr. Austin locates candidates that will benefit from a National Media Campaign.

Both Global media Fund and Media 4 equity specialize in national advertising campaigns for public and private companies.

Mr. Austin stays active in his community by acting as a coach for children’s sports baseball and softball teams. Currently, Mr. Austin is on the Board of Directors for the 2008 season of the Mount Helix Running Rebels a Pop Warner Football program and will be coaching a new softball team for the Rancho San Diego American Softball Association when the season begins in January of 2008. Mr. Austin is also active in philanthropic interests involving children working through associates at his church he helps provide needed support for orphaned and lower income children in Mexico.  Over the past four years Mr. Austin has been an active financial supporter of the Ensenada Life Guard Association. This association is a 20 year old volunteer organization that protects the beaches of Ensenada. For the past three years Mr. Austin has been a financial supporter helping provide medical care for the children of the Philippines.

BOARD COMMITTEES

Village Street Publications, Inc. has not yet implemented any board committees as of the date of this prospectus.

DIRECTORS

The maximum number of directors Village Street Publications, Inc. is authorized to have is seven (7).  However, in no event may VSP have less than one director. Although VSP anticipates appointing additional directors in the future, VSP has not identified any such person at this time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of VSP common stock by all persons known by VSP to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group.  Unless otherwise specified, the named beneficial owner has, to VSP knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class
			Before Offering	After Offering(3)

Common	Andrew S. Austin, Sole Officer and Director (4) 1265 Avocado Boulevard, #104-402 El Cajon, CA 92020	4,000,000	40.00%	28.57%

Common	A.S. Austin Company, Inc. (5) 1265 Avocado Boulevard, #104-402 El Cajon, CA 92020	3,000,000	30.00%	21.43%

	All Directors and Officers as a group	7,000,000	70.00%	50.00%

Footnotes:

1  The address of each executive officer and director is c/o Village Street Publications, Inc., 3755 Avocado Boulevard, Suite 510, La Mesa, California 91941.

2  As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3  Assumes the sale of the maximum amount of this offering (4,000,000 shares of common stock) by VSP.  The aggregate amount of shares to be issued and outstanding after the offering is 14,000,000.

4 Heather F. Austin, who is the wife of Andrew S. Austin, holds 310,000 shares of common stock.

5 A.S. Austin Company, Inc. is beneficially owned by Andrews S. Austin, the sole officer and director of the Issuer.

DESCRIPTION OF SECURITIES

Common Stock

VSP is authorized to issue 75,000,000 shares of $0.001 par value common stock.  As of the date of this Memorandum, VSP had approximately 10,000,000 shares issued and outstanding held by approximately ten (10) shareholders of record.

VSP's shares are entitled to one vote per share on each matter submitted for a vote at any meeting of shareholders.  VSP's shares do not carry cumulative voting rights.

VSP's shares have no pre-emptive rights to acquire additional shares or any other securities.  VSP's shares are not subject to redemption and carry no subscription or conversion rights.  In the event of liquidation, VSP's shares are entitled to share equally in corporate assets after satisfaction of all liabilities.

Shareholders are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends.  However, currently VSP is seeking growth and expansion of its business through the reinvestment of profits, if any, and VSP does not anticipate that it will pay cash dividends in the foreseeable future.

Preemptive Right

No holder of any shares of Village Street Publications, Inc. stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Non-Cumulative Voting

Holders of Village Street Publications, Inc. common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of VSP directors.

Cash Dividends

As of the date of this prospectus, Village Street Publications, Inc. has not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions.  VSP does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

Reports

After this offering, Village Street Publications, Inc. will furnish its shareholders with annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

INTEREST OF NAMED EXPERTS AND COUNSEL

None.

DISCLOSURE OF COMMISSION POSITION OF

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Bylaws and certain statutes provide for the indemnification of a present or former director or officer.  Please refer to the section herein titled "Indemnification of Directors and Officers.”

THE SECURITIES AND EXCHANGE COMMISSION'S POLICY ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, Village Street Publications, Inc. has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by VSP of expenses incurred or paid by a director, officer or controlling person of VSP in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, VSP will, unless in the opinion of VSP legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ORGANIZATION WITHIN LAST FIVE YEARS

Village Street Publications, Inc. was incorporated in the State of Nevada on March 6, 2007.

Please see the section, herein, titled "Recent Sales of Unregistered Securities" for capitalization history.

DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT AND SUMMARY

Business Overview

Village Street Publications, Inc. has the business objective of producing and distributing financial and medical information books, periodicals, pamphlets and magazine articles developed through a combination of hired personnel and subcontracted professionals, and will be marketed through an amalgamation of direct marketing techniques and internet presence.

Village Street Publications is positioning itself to capture a modest share of the vast publication market by addressing the needs of the aging population, namely, medical and financial information.  The management team has, collectively, a substantial number of years of experience in business management.

VSP’s administrative office is located at 3755 Avocado Blvd., Suite 510, La Mesa, California 91941.

VSP’s fiscal year end is September 30.

Mission

The Company’s mission is to become a name provider of financial and medical information books, periodicals, pamphlets and magazine publications through an aggressive program of an intensive marketing campaign of its publications and unparalleled customer service to large and small markets alike.

Village Street Publications, Inc. has yet to commence planned significant operations.  As of the date of this Prospectus, VSP has had only limited start-up operations and has not generated any significant revenues.  VSP believes that, if it obtains the minimum proceeds from this offering, it will be able to implement its business plan and conduct business pursuant to the business plan for the next 12 months.

Products/ Services

Village Street Publications intends to produce and distribute financial information and medical book titles, periodicals, pamphlets and magazines, developed through a combination of hired personnel and subcontracted professionals.  VSP intends to market these publications through direct marketing techniques and an extensive internet presence.

Business Strategy

Village Street Publications is positioning itself to capture a modest share of the financial publication and medical publishing industry market, including magazines, periodicals and book publishing.  The management team has, collectively, over ninety years of experience in publishing and business management.

Marketing Strategy

Village Street Publications will, initially, approach the market with a two fold platform:

Investor Magazine:  Covering the most exciting companies in the small and mid-cap markets that will include some of the financial community’s most savvy and respected investment professionals, including corporate executives, market makers, traders, fund managers, institutions investors, portfolio managers, stockbrokers, analysts and sophisticated individual investors.  In addition, the magazine will employ strategic marketing campaigns to help expose promising public companies to the investor marketplace.  The magazine will focus on companies that are overlooked by the great financial community.  Revenue will be generated by client companies seeking in-depth analysis and special reports.  The magazine will be published quarterly during the first year of publication and monthly thereafter.

Medical Book Publishing:  Implemented to create medical publications and also to assist authors in marketing their own titles.  The Company will market the titles to medical book distributors and via the internet.  Our internet presence will allow customers to place order at their convenience and have immediate access to forthcoming titles and other product information of interest to them.

Growth Strategy of the Company

It is anticipated that the Company will expand as assets and funding merge with geographic availability and desirability to create the optimal business opportunity.  Growth plans include generating revenues from conferences, trade shows, spin-off publications and other ancillary product opportunities.  Additionally, we intend to explore the wholsesale book market to evaluate the purchase of closeout and overstocked titles and reselling them.

Need For Government Approval

There are no known requirements for any governmental approval or licenses other than the possibility of local requirements.

Number of Total Employees and Number of Full Time Employees

Village Street Publications, Inc. is currently in the development stage.  During this development period, VSP plans to rely exclusively on the services of its officers and directors, to establish business operations and perform or supervise the minimal services required at this time.  VSP believes that its operations are currently on a small scale that is manageable by these individuals.  There are no other full or part-time employees.

REPORTS TO SECURITY HOLDERS

1. After this offering, VSP will furnish shareholders with audited annual financial reports certified by independent accountants, and may, in its discretion, furnish unaudited quarterly financial reports.

2. After this offering, VSP will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

3. The public may read and copy any materials VSP files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  VSP SEC filings will also be available on the SEC's Internet site.  The address of that site is:  http://www.sec.gov

MANAGEMENT'S DISCUSSION AND PLAN OF OPERATION

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

PLAN OF OPERATION

The VSP Business Strategy is basically a two-phase plan.  During the first phase, the company will concentrate heavily on developing relationship with retail outlets, while simultaneously beginning to build a brand identity.  The second phase will focus on further developing and engraining relationships with retail outlets, fostering wholesale growth and mature the development of the brand name.

VSP intends to make market branding a conscious, integrated and major part of its marketing strategy.

In essence, the “brand” is the identity that a company or business unit presents to its marketplace.  It includes not only a “brand name” but also recognition of what the company does.  Creation of a brand identity puts the company ahead of competitors whose name is unknown to the market or to which the marketplace does not associate with any particular business competence.  Brand identity and brand awareness create credibility for the company, making it easier to attract customers, financing sources, and corporate alliances.

Through advertising, public relations, customer service, and web presence, the Company will make branding a top corporate priority.

Village Street Publications, Inc. was incorporated on March 6, 2007.  As of September 30, 2007, VSP has generated no revenues while incurring $10,000in total expenses.  This resulted in a net loss of $10,000since inception, which is attributable to general and administrative expenses.

Since incorporation, Village Street Publications, Inc. has financed its operations through minimal initial capitalization and nominal business activity.

To date, Village Street Publications, Inc. has not implemented its fully planned principal operations or strategic business plan. Presently, VSP is attempting to secure sufficient monetary assets to increase operations.  VSP cannot assure any investor that it will be able to enter into sufficient business operations adequate enough to insure continued operations.

Village Street Publications, Inc.’s ability to fully commence operations is entirely dependent upon the proceeds to be raised in this offering.  If VSP does not raise at least the minimum offering amount, it will be unable to establish a base of operations, without which it will be unable to begin to generate any revenues.  The realization of sales revenues in the next 12 months is important in the execution of the plan of operations.  However, VSP cannot guarantee that it will generate such growth.  If VSP does not produce sufficient cash flow to support VSP operations over the next 12 months, VSP may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  VSP can not assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for operations to continue.

VSP management does not expect to incur research and development costs.

VSP currently does not own any significant plant or equipment that it would seek to sell in the near future.

VSP management does not anticipate the need to hire employees over the next 12 months, with the possible exception of telemarketing and customer service telephone support should business develop of a sufficient nature to necessitate such expenditure.  Currently, VSP believes the services provided by its officers and directors appear sufficient at this time.  VSP believes that its operations are currently on a small scale that is controllable by the present management.

VSP has not paid for expenses on behalf of any director.  Additionally, VSP believes that this policy shall not materially change.

VSP has no plans to seek a business combination with another entity in the foreseeable future.

OFF-BALANCE SHEET ARRANGEMENTS

VSP does not have any off-balance sheet arrangements.

DESCRIPTION OF PROPERTY

VSP uses a corporate office located at 3755 Avocado Blvd., Suite 510, La Mesa, California 91941.  Office space, conference room, and repair facilities, telephone services and storage are currently being provided free of charge.  There are currently no proposed programs for the renovation, improvement or development of the facilities currently use.

VSP management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  VSP does not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Conflict of Interest

The officers and directors of VSP are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between VSP and their other business interests.   The policy of the Board is that any personal business or corporate opportunity incurred by an officer or director of VSP must be examined by the Board and turned down by the Board in a timely basis before an officer or director can engage or take advantage of a business opportunity which could result in a conflict of interest.

Related Transactions

On March 7, 2007, the Company issued 4,000,000 shares of common stock to Andrew S. Austin in exchange for services valued at $4,000 which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On March 7, 2007, the Company issued 3,000,000 shares of common stock to A. S. Austin Company, Inc. in exchange for services valued at $4,000 which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On March 7, 2007, pursuant to a contract with Nevada Business Development Corporation, a Nevada corporation, the Company issued 495,000 shares of common stock to Nevada Business Development Corporation, for services valued at $495.00, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On March 31, 2007, pursuant to a legal retainer agreement with Mailander Law Office, Inc., a California Professional corporation, the Company issued 100,000 shares of common stock to Mailander Law Office, Inc., for services valued at $100.00, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On March 31, 2007, the Company issued 475,000 shares of common stock to Joe Cerbone in exchange for services valued at $475.00, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On March 31, 2007, the Company issued 400,000 shares of common stock to Stephen L. Nichols in exchange for services valued at $400.00, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On March 31, 2007, the Company issued 400,000 shares of common stock to Lina G. Klingshirn in exchange for services valued at $400.00, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On March 31, 2007, the Company issued 450,000 shares of common stock to Gerry Berg in exchange for services valued at $450.00, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On March 31, 2007, the Company issued 310,000 shares of common stock to Heather F. Austin in exchange for services valued at $310.00, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On March 31, 2007, the Company issued 375,000 shares of common stock to Robert A. Anderson in exchange for services valued at $310.00, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

As of the date of this memorandum, there were 10,000,000 shares of common stock issued and outstanding being held by Ten (10) shareholders of record.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

As of the date of this prospectus, there is no public market in Village Street Publications, Inc. common stock.  This prospectus is a step toward creating a public market for VSP stock, which may enhance the liquidity of VSP shares.  However, there can be no assurance that a meaningful trading market will develop.  Village Street Publications, Inc. and its management make no representation about the present or future value of VSP common stock.

As of the date of this prospectus,

1. There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of Village Street Publications, Inc.;

2. There are currently 10,000,000 shares of VSP common stock that are not eligible to be sold pursuant to Rule 144 under the Securities Act;

3. Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

As of the date of this document, Village Street Publications, Inc. has approximately 10,000,000 shares of common stock outstanding held by ten (10) shareholders.  These shares of common stock are restricted from resale under Rule 144 until registered under the Securities Act, or an exemption is applicable.

In general, under Rule 144 as amended, a person who has beneficially owned and held "restricted" securities for at least one year, including "affiliates," may sell publicly without registration under the Securities Act, within any three-month period, assuming compliance with other provisions of the Rule, a number of shares that do not exceed the greater of (i) one percent of the common stock then outstanding or, (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale.  A person who is not deemed an "affiliate" and who has beneficially owned shares for at least two years would be entitled to unlimited re-sales of such restricted securities under Rule 144 without regard to the volume and other limitations described above.

HOLDERS

As of the date of this prospectus, Village Street Publications, Inc. has 10,0000,000 shares of $0.001 par value common stock issued and outstanding held by ten (10) shareholders of record.

DIVIDENDS

VSP has neither declared nor paid any cash dividends on either its preferred or common stock.  For the foreseeable future, VSP intends to retain any earnings to finance the development and expansion of its business, and does not anticipate paying any cash dividends on its preferred or common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Andrew Austin	2007	-	-	-	-	-	-	-
Officer and Director	2008	-	-	-	-	-	-	-

DIRECTORS' COMPENSATION

Directors are not entitled to receive compensation for services rendered to Village Street Publications, Inc., or for each meeting attended except for reimbursement of out-of-pocket expenses.  There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

EMPLOYMENT CONTRACTS AND OFFICERS' COMPENSATION

Since Village Street Publications, Inc.’s incorporation on March 6, 2007, VSP has not paid any compensation to any officer, director or employee.  VSP does not have employment agreements.  Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed.  VSP does not currently have plans to pay any compensation until such time as it maintains a positive cash flow.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

Village Street Publications, Inc. currently does not have existing or proposed option/SAR grants.

FINANCIAL STATEMENTS

a)

Audited Financial Statements for the Years Ended September 30, 2007

MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Village Street Publications Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of Village Street Publications Inc. (A Development Stage Company) as of September 30, 2007, and the related statements of operations, stockholders’ equity and cash flows from Inception on March 6, 2007 through September 30, 2007. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Village Street Publications Inc. (A Development Stage Company) as of September 30, 2007 and the results of its operations and its cash flows from Inception on March 6, 2007 through September 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has incurred accumulated losses and has had no sales, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Moore & Associates Chartered

Moore & Associates Chartered

Las Vegas, Nevada

November 19, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

VILLAGE STREET PUBLICATIONS, INC.

(A Developmental Stage Company)

Balance Sheet

ASSETS

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILTIES

Accounts Payable		$ -

	Total Current Liabilities	-

STOCKHOLDERS’ EQUITY (DEFICIT)

Common Stock, 75,000,000 shares authorized At par value of $0.001, 10,000,000 shares issued and outstanding		10,000
Deficit accumulated during the developmental stage		(10,000)

	Total Stockholders’ Equity (Deficit)	-

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)		$ -

September 30, 2007

CURRENT ASSETS

Cash		$ -

	Total Current Assets	-

	TOTAL ASSETS	$ -

The accompanying notes are an integral part of these financial statements

VILLAGE STREET PUBLICATIONS, INC.

(A Developmental Stage Company)

Statement of Operations

     From Inception on

 March 6, 2007 through

     September 30, 2007

REVENUE

$

-

EXPENSES

     General and Administrative

10,000

          Total Expenses

10,000

LOSS FROM OPERATIONS

(10,000

)

OTHER EXPENSES

     Interest Expense

-

          Total Other Expenses

-

NET LOSS

$

(10,000

)

BASIC LOSS PER SHARE

Loss per share

$

  (0.00)

WEIGHTED AVERAGE NUMBER OF SHARES

 OUTSTANDING

10,000,000

The accompanying notes are an integral part of these financial statements

VILLAGE STREET PUBLICATIONS, INC.

(A Developmental Stage Company)

Statement of Stockholders’ Equity (Deficit)

Additional

Common Stock

Paid-in

 Accumulated

Shares

Amount

Capital

 Deficit

Balance, March 6, 2007

-

$

-

$

-

$

-

Common shares issued for services

 In March 2007 at $0.01 per share

10,000,000

10,000

-

10,000

Net loss for the period from March 6, 2007

Through September 30, 2007

-

-

(10,000)

 (10,000

)

Balance, December 31, 2006

10,000,000

$

10,000

$

(10,000)

$

-

The accompanying notes are an integral part of these financial statements

VILLAGE STREET PUBLICATIONS, INC.

(A Developmental Stage Company)

Statement of Cash Flows

  From Inception on

March 6, 2007 through

 September 30, 2007

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss

$

(10,000

)

Adjustments to reconcile net loss to net cash used

 by operating activities:

Common stock issued for services

10,000

Net Cash Used by Operating Activities

-

CASH FLOWS FROM INVESTING ACTIVITIES

-

CASH FLOWS FROM FINANCING ACTIVITIES

-

     NET DECREASE IN CASH

-

      CASH AT BEGINNING OF PERIOD

-

     CASH AT END OF PERIOD

$

-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW

 INFORMATION:

Interest paid

$

-

Income taxes paid

$

-

The accompanying notes are an integral part of these financial statements

Village Street Publications, Inc.

Notes to the Financial Statements

September 30, 2007

NOTE 1 -

NATURE OF ORGANIZATION

a.  Organization and Business Activities

The Company was incorporated under the laws of the State of Nevada on March 6, 2007 with a principal business objective of investing in and developing all types of businesses related to the publication industry. The Company has not realized significant revenues to date and therefore classified as a development stage company.

b.  Depreciation

The cost of the property and equipment will be depreciated over the estimated useful life of 5 years.  Depreciation is computed using the straight-line method when the assets are placed in service.

c.  Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting.  The Company has elected a December 31 year-end.

d.  Cash and Cash Equivalents

For the purpose of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

e.  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

f.  Revenue Recognition

The Company recognizes when products are fully delivered or services have been provided and collection is reasonably assured.

g. Organization Costs

The Company has expensed the costs of its incorporation.

h.  Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred.

i. Concentrations of Risk

The Company’s bank accounts are deposited in insured institutions. The funds are insured up to $100,000. At September 30, 2007, the Company’s bank deposits did not exceed the insured amounts.

Village Street Publications, Inc.

Notes to the Financial Statements

September 30, 2007

NOTE 1 -

NATURE OF ORGANIZATION (Continued)

j.

Basic Loss Per Share

The Computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period.

From inception on March 6, 2007

Through September 30, 2007

Loss (numerator)

$

(10,000

)

            Shares (denominator)

10,000,000

Per share amount

$

(0.00)

k.

Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will to be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets consist of the following components as of September 30, 2007:

2007

Deferred tax assets:

NOL Carryover

$

-

Deferred tax liabilities:

-

Valuation allowance

-

Net deferred tax asset

$

-

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 34% to pretax income from continuing operations for the period ended September 30, 2007 due to the following:

2007

Book Income

$

(3,400

)

Common stock issued for services

3,400

Valuation allowance

-

$

-

Village Street Publications, Inc.

Notes to the Financial Statements

September 30, 2007

NOTE 1 -

NATURE OF ORGANIZATION (Continued)

k.   Income Taxes (continued)

At September 30, 2007, the Company had net operating loss carryforwards of approximately $-0- that may be offset against future taxable income through 2027.  No tax benefit has been reported in the September 30, 2007 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations.  Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

NOTE 2 -

GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has had no revenues and has generated losses from operations.

In order to continue as a going concern and achieve a profitable level of operations, the Company will need, among other things, additional capital resources and to develop a consistent source of revenues.  Management’s plans include of investing in and developing all types of businesses related to the restaurant industry.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Village Street Publications, Inc.’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer.  VSP indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit.  Such indemnification shall include, but not necessarily be limited to, expenses, including attorney's fees actually or reasonably incurred by him.  Nevada law also provides for discretionary indemnification for each person who serves as or at VSP request as an officer or director.  VSP may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, VSP best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, VSP shall indemnify any director, officer and employee as follows: Every director, officer, or employee of Village Street Publications, Inc. shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of Village Street Publications, Inc. or is or was serving at the request of Village Street Publications, Inc. as a director, officer, employee or agent of Village Street Publications, Inc., partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of Village Street Publications, Inc..  Village Street Publications, Inc. shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of Village Street Publications, Inc. as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by VSP in connection with the sale of the common stock being registered. VSP has agreed to pay all costs and expenses in connection with this offering of common stock.  The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Professional Fees	$3,000
Accounting Fees	$5,000
Escrow Fees	$5,000
Blue Sky Qualification Fees	$1,000

Total	$14,000

RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, Village Street Publications, Inc. issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

On March 7, 2007, the Company issued 4,000,000 shares of common stock to Andrew S. Austin in exchange for services valued at $4,000 which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On March 7, 2007, the Company issued 3,000,000 shares of common stock to A. S. Austin Company, Inc. in exchange for services valued at $4,000 which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On March 7, 2007, pursuant to a contract with Nevada Business Development Corporation, a Nevada corporation, the Company issued 495,000 shares of common stock to Nevada Business Development Corporation, for services valued at $495.00, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On March 31, 2007, pursuant to a legal retainer agreement with Mailander Law Office, Inc., a California Professional corporation, the Company issued 100,000 shares of common stock to Mailander Law Office, Inc., for services valued at $100.00, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On March 31, 2007, the Company issued 475,000 shares of common stock to Joe Cerbone in exchange for services valued at $475.00, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On March 31, 2007, the Company issued 400,000 shares of common stock to Stephen L. Nichols in exchange for services valued at $400.00, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On March 31, 2007, the Company issued 400,000 shares of common stock to Lina G. Klingshirn in exchange for services valued at $400.00, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On March 31, 2007, the Company issued 450,000 shares of common stock to Gerry Berg in exchange for services valued at $450.00, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On March 31, 2007, the Company issued 310,000 shares of common stock to Heather F. Austin in exchange for services valued at $310.00, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On March 31, 2007, the Company issued 375,000 shares of common stock to Robert A. Anderson in exchange for services valued at $310.00, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

As of the date of this memorandum, there were 10,000,000 shares of common stock issued and outstanding being held by Ten (10) shareholders of record.

At the time of the issuance, all of the above shareholders were in possession of all available material information about us.  On the basis of these facts, Village Street Publications, Inc. claims that the issuance of stock to the VSP founding shareholders qualify for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.  VSP believes that the exemption from registration for these sales under Section 4(2) was available because:

1. The founding shareholders had fair access to all material information about VSP before investing;

2. There was no general advertising or solicitation; and

3. The shares bear a restrictive transfer legend.

INDEX OF EXHIBITS

       Exhibit No.

Name/Identification of Exhibit

3

Articles of Incorporation & Bylaws

a)

Articles of Incorporation file on March 6, 2007 and amendments thereto

(Incorporated by reference to Company’s initial Form SB-2 filing on December 18, 2007).

b)

Bylaws adopted on March 7, 2007

(Incorporated by reference to Company’s initial Form SB-2 filing on December 18, 2007).

5

Opinion on Legality

Opinion of Randall Henderson, Esq.

(Incorporated by reference to Company’s initial Form SB-2 filing on December 18, 2007).

23

Consent of Experts

a)

Consent of Randall Henderson, Esq.

(Incorporated by reference to Company’s initial Form SB-2 filing on December 18, 2007).

b)

Consent of Moore & Associates, Chartered

c)

(Incorporated by reference to Company’s initial Form SB-2 filing on December 18, 2007).

99

Additional Exhibits

a)

Escrow Agreement

(Incorporated by reference to Company’s initial Form SB-2 filing on December 18, 2007).

b)

Subscription Agreement

UNDERTAKINGS

In this Registration Statement, VSP is including undertakings required pursuant to Rule 415 of the Securities Act and Rule 430A under the Securities Act.

Under Rule 415 of the Securities Act, VSP are registering securities for an offering to be made on a continuous or delayed basis in the future.  The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, VSP includes the following undertakings in this Registration Statement:

A.  The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(1) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

(R)In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Glendora, State of California on January 15, 2008.

Village Street Publications, Inc.
(Registrant)

By: /s/ Andrew Austin
Andrew Austin
President (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Andrew Austin	President and Director	January 15, 2008
Andrew Austin	(Principal Executive Officer)

/s/ Andrew Austin	Secretary	January 15, 2008
Andrew Austin	(Principal Accounting Officer)

/s/ Andrew Austin	Treasurer	January 15, 2008
Andrew Austin	(Principal Financial Officer)(/R)

Dealer Prospectus Delivery Obligation

Prior to the expiration of 90 days after the effective date of this registration statement or prior to the expiration of 90 days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.